Exhibit 10.4

Consulting Agreement

This Consulting Agreement (“Agreement”) is made and entered into, effective as of the date of the last signature below (the “Effective Date”), by and between Celularity Inc, a Delaware corporation with a principal address at 170 Park Avenue, Florham Park, New Jersey 07932 (including all of its affiliates and subsidiaries, collectively “Celularity”), and Andrew L. Pecora, MD, an individual with an address at 31 Shrewsbury Drive, Rumson, NJ 07760 (“Consultant”). For purposes of this Agreement, Celularity shall include any company which controls or is controlled by Celularity, any company which results from any merger or consolidation to which Celularity is a party, as well as all other affiliates of Celularity and/or its principals, and each such company is an intended third-party beneficiary of this Agreement.

Recognizing that the success of the business of Celularity depends to a considerable extent on the protection of patents, inventions, discoveries, Trade Secrets, Confidential Information, and other information held, or used, by Celularity; and recognizing that during the engagement Consultant will receive compensation and other benefits of the engagement with Celularity; and that both parties intend to be legally bound, Celularity and Consultant hereby agree as follows:

1.
Services. Celularity hereby engages Consultant to perform the following services (collectively, the “Services”):
A.
Provide advice and guidance to Celularity’s Chief Executive Officer (CEO) regarding current developments and trends in oncology cell therapy, including their potential impact on the company’s research and development and clinical development programs.

Anticipated Deliverables:

•
Written reports as warranted, but no less frequently than once per quarter.
•
Incidental advice (oral or written) as requested by CEO or at Consultant’s discretion.

B.
Provide advice and guidance to CEO regarding the company’s clinical development programs, including advice regarding trial design and the identification of potential investigators and trial sites.

Anticipated Deliverables:

•
Oral or written reports as requested on a subject matter identified by Celularity; and
•
Incidental advice (oral or written) as requested by CEO or at Consultant’s discretion.

C.
Provide advice and guidance to CEO regarding the company’s research and development program.

Anticipated Deliverables:

•
Oral or written reports as requested on a subject matter identified by Celularity; and
•
Incidental advice (oral or written) as requested by CEO or at Consultant’s discretion.

D.
Advise CEO regarding technologies that may supplement or enhance the company’s existing capabilities, including potential acquisition, licensing and collaboration targets and opportunities.

Anticipated Deliverables:

•
Oral reports as warranted; written reports as requested on a subject matter identified by Celularity; and
•
Incidental advice (oral or written) as requested by CEO or at Consultant’s discretion.

E.
As requested, identify potential Key Opinion Leaders (KOL) for the company.

Anticipated Deliverables:

•
Oral or written reports as requested identifying potential KOLs that meet search criteria identified by Celularity; and
•
Incidental advice (oral or written) as requested by CEO or at Consultant’s discretion

.

2.
Performance Standards. Consultant hereby agrees to devote reasonable time, abilities and energy to the faithful performance of the Services. The parties acknowledge and agree that Consultant’s Services to Celularity hereunder shall be non-exclusive and that Consultant shall at all times remain an independent contractor. The parties also acknowledge that Consultant shall have no authority to bind Celularity. All Services provided by Consultant must be pre-approved by Celularity. Accordingly, Consultant shall only be paid for those Services expressly commissioned, authorized, or pre-approved by Celularity.
3.
Compensation and Reimbursement.
a.
In consideration for the timely and fully satisfactory performance of the Services, Celularity shall pay to Consultant a monthly fee of ten thousand U.S. Dollars ($10,000.00 USD) for approximately twenty (20) hours a month of Services. Except as expressly set forth herein, or as otherwise agreed upon in writing by the parties, there are no other fees or costs to be paid by Celularity for the Services. Under no circumstances shall Consultant bill Celularity more than twenty (20) hours per month unless otherwise approved by an authorized representative of Celularity in writing in advance of the performance of the Services.
b.
Consultant shall be reimbursed for all pre-approved, reasonable “out-of-pocket” business expenses incurred in connection with the performance of Consultant’s duties under this Agreement in accordance with Celularity’s standard expense reimbursement policies, subject to Consultant’s submission of appropriate vouchers and receipts substantiating any such expenses.
c.
Unless otherwise agreed by the parties in writing, Consultant shall submit the invoices not less frequently than monthly to AP@Celularity.com with a copy to the Consultant’s designated Celularity manager. Consultant’s invoice shall include such detail, and Consultant shall provide such supplementary documentation, as Celularity may reasonably request. All submittals must include in the subject line: “Consultant Invoice” and Consultant’s full name. Consultants who work outside of the US must also provide wire or check payment information.
d.
Celularity shall pay undisputed invoices for reimbursable expenses within forty-five (45) days of receipt or within the next accounts payable cycle, except as may be otherwise agreed to by the parties in writing.

e.
Consultant shall be solely responsible for and shall make proper and timely payment of any taxes due on payments made (i) to Consultant pursuant to this Agreement (including, but not limited to, Consultant’s estimated state and Federal income taxes and self-employment taxes, as applicable), and (ii) to the extent permitted under this Agreement, to other persons who provide services to Consultant in connection with this Agreement.
4.
Confidentiality. During the course of the engagement, Consultant will acquire certain information, including but not limited to, Confidential Information and Trade Secrets, not previously known to Consultant and not known or used generally.
a.
During and after the term of engagement, Consultant agrees to:
i.
Hold in trust, keep confidential, and not disclose to any third party or make any use whatsoever of Confidential Information except as expressly authorized in writing by Celularity;
ii.
Not cause the transmission, removal, or transport by any means, including electronic, of Confidential Information to parties outside of Celularity;
iii.
Take all reasonable actions to assure proper precautions have been taken to prevent unauthorized access to, transmission or dissemination of, the disclosure of, or loss or destruction of Confidential Information;
iv.
Not use, or cause or permit others to use, any Confidential Information for any purpose except as expressly authorized in writing by Celularity in connection with the engagement by Celularity; and
v.
Promptly deliver to Celularity or destroy, upon termination of the engagement or at any other time requested by Celularity, to the extent possible, all Confidential Information in Consultant’s possession or control, including, without limitation, any and all software, data, memoranda, notes, e-mail, records, and other documents, electronic or otherwise, including all copies thereof, constituting or relating to the Confidential Information in Consultant’s possession or control. However, Consultant may retain one (1) archival copy of the Confidential Information in a secure location solely for the purpose of monitoring compliance with this Agreement. Consultant shall make reasonable efforts to destroy associated electronic documents and records. In the event, such electronic documents cannot be destroyed, then Consultant agrees that they shall be maintained as confidential and will not be accessible to third parties.

b.
“Confidential Information” includes any information, materials and data that have been created, discovered, developed, enhanced or modified by Celularity or that have otherwise become known or provided to Celularity by third parties under, whether or not under an obligation of confidentiality, and/or in which property rights have been assigned or otherwise conveyed to Celularity, including, without limitation, information created, discovered, developed, enhanced, modified by Consultant during Consultant’s engagement or arising out of Consultant’s service with Celularity, including, but not limited to, information, materials and data related to: (i) potential trade names, trademarks, service marks, graphics and logos, (ii) any and all actual, proposed or potential customers, subcontractors, vendors or other third parties that have been contacted by Celularity in the course of its business or that may give rise to, or be involved in, the business plans and/or opportunities of Celularity and its affiliated companies (collectively, the “Clients,” and individually, a “Client”), (iii) business plans, research and development plans, financial information, Client and customer data or other subject matter or information pertaining to any business of Celularity or any of its customers, Clients, sponsors, employees, partners, collaborators, and the like, (iv) research programs, clinical development programs, and regulatory information, and (v) all other proprietary information of Celularity of every kind and nature whatsoever, including, without limitation, Trade Secrets of Celularity. Confidential Information shall not include information that (a) is or becomes publicly available or enters the public domain through no fault of Consultant; (b) is rightfully communicated to Consultant by third parties not bound by confidentiality obligations with respect thereto; (c) is already in Consultant’s possession free of any confidentiality obligations at the time of disclosure, as substantiated by evidence; (d) is independently developed by Consultant, as substantiated by evidence; or (e) is released or disclosed by Celularity without restriction.
c.
Consultant hereby acknowledges that all Confidential Information is and shall remain the property of Celularity and that Celularity is the sole owner of all rights in connection therewith. Consultant assigns and transfers to Celularity any and all right, title and/or interest in and to any and all generated Confidential Information over the course of the engagement with Celularity.
d.
During and after the term of engagement, Consultant will not improperly use or disclose any Confidential Information or Trade Secrets, if any, of any former employer or any other third party to whom Consultant has an obligation of confidentiality and will not bring onto the physical or electronic premises of Celularity any unpublished documents or any property belonging to any former employer or any other third party to whom Consultant has an obligation of confidentiality, unless consented to in writing by that former employer or third party. In the performance of Services, Consultant will use only third party information generally known and used by persons with comparable training and experience, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by Celularity.
e.
In the event that a prior confidentiality or non-disclosure agreement has been executed by the parties, the terms of this Agreement shall supersede the prior agreement.

5.
Intellectual Property.
a.
Consultant agrees to disclose immediately and fully to Celularity any and all original or derivative inventions (whether patentable or not), developments, discoveries, improvements, designs, works of authorship, know-how, Trade Secrets, tangible and intangible information relating to compounds, biological materials, novel bacteria strains, cell lines, samples of assay components and procedures and formulations for producing any such assay components, media and/or novel bacteria strains and/or cell lines, formulations, products, processes, techniques, formulas, methods, developmental or experimental work, clinical data, test data, and any other proprietary information and related improvements (collectively “Intellectual Property”) conceived, developed, proposed or made by Consultant during the course of, or related to, performance of consulting duties, either alone or with others, in whole or in part, on or off Celularity’s premises: (i) during the engagement with Celularity; (ii) with the use of the time, materials, or facilities of Celularity; (iii) relating to any product, service, or activity of Celularity not generally known of which Consultant has knowledge; and/or (iv) suggested by or resulting from any work performed for Celularity using Confidential Information. Consultant further agrees to, and hereby does, assign to Celularity the entire right, title and interest in any and all patent rights, trademarks, copyrights, know-how, Trade Secrets, Confidential Information, and any other intellectual property rights (collectively “Intellectual Property Rights”) arising from or related to such Intellectual Property. At the request of and without charge to Celularity, but at Celularity’s expense, Consultant will execute a written assignment of the same to Celularity and will assign to Celularity any application for letters patent or for trademark registration made thereon, and to any common-law or statutory copyright therein.

b.
Consultant agrees to execute all accurate papers and perform any other lawful acts as reasonably requested by Celularity, at Celularity’s expense, for the preparation, prosecution, procurement, and maintenance of any trademark, copyright, and/or patent rights in and for the Intellectual Property in the United States and in any foreign jurisdiction, or in accordance with any International treaty, and in any division, renewal, continuation, or continuation-in-part thereof, or for any reissue, re-examination or any post-issuance procedure or action of any patent issued thereon; and Consultant agrees to execute all accurate papers and perform any other lawful acts, at Celularity’s expense, as reasonably necessary to vest title in Celularity to such rights, including, but not limited to, all trademarks, copyrights, and patents. Consultant further agrees that Celularity shall have the right to use all Intellectual Property or trademark, copyright, and/or patent rights vested therein, in any manner whatsoever. In the event Celularity is unable, after reasonable effort, and in any event after ten (10) business days, to secure Consultant’s signature on a written assignment to Celularity of any application for letters patent or for trademark registration or to any common-law or statutory copyright or other property right therein related to any Intellectual Property, whether because of Consultant’s physical or mental incapacity or for any other reason whatsoever, Consultant irrevocably designates and appoints Celularity and Celularity’s duly designated and authorized officers and agents as attorney-in-fact to act on Consultant’s behalf to execute and file any such application and to do all other lawfully permitted acts to further the prosecution, issuance and/or maintenance of such letters patent, trademark or copyright.
c.
Consultant agrees that Consultant will not be entitled to any additional compensation for providing any of the services in this Section, with the exception that Celularity shall reimburse Consultant for actual expenses incurred in rendering the services.
d.
Consultant agrees, to the extent practicable, to record all descriptions of all work related to Intellectual Property in the manner directed by Celularity as from time to time may be disseminated by Celularity in the form of employee handbooks, Celularity policies, and the like, and agree that all such records and copies, samples and experimental materials will be the exclusive property of Celularity.
e.
To the extent, if any, that any Intellectual Property Rights in the Intellectual Property are not assignable or that, notwithstanding this Agreement, for any reason Consultant retains any right, title or interest in and to any Intellectual Property, Consultant hereby agrees to (a) unconditionally and irrevocably waive the enforcement of such rights, and all claims and causes of action of any kind against Celularity with respect to such rights; (b) consents to and joins in any action to enforce such rights at Celularity’s request and expense; and (c) hereby grants to Celularity a perpetual, irrevocable, fully paid-up, royalty-free, transferable, sublicensable (through multiple levels of sublicensees), exclusive, worldwide right and license under such Intellectual Property Rights to make, use, sell, offer for sale, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, import and otherwise use and exploit (and have others exercise such rights on behalf of Celularity) all or any portion of such Intellectual Property. The license granted herein shall commence on creation of the Intellectual Property and shall continue in perpetuity and without regard to the term of this Agreement or the term of the engagement with Celularity. Consultant hereby waives and quitclaims to Celularity any and all claims, of any nature whatsoever, which Consultant now or may hereafter have for infringement of any rights in the Intellectual Property assigned hereunder to Celularity.
f.
In addition to the rights granted to Celularity elsewhere in this Agreement, Consultant agrees that the following interests in copyright shall vest in Celularity:
i.
All Intellectual Property eligible for copyright protection that is first created and prepared by Consultant under this Agreement that is encompassed by the definition of a “work made for hire” under 17 U.S.C. § 101 of the U.S. Copyright Act of 1976 will be considered a “work made for hire,” and Company will be deemed the sole author and owner of all copyrights in any such works; and
ii.
With respect to all Intellectual Property first created and prepared by Consultant under this Agreement that are not covered by the definition of a “work made for hire” under 17 U.S.C. § 101 of the U.S. Copyright Act of 1976, such that Consultant would be regarded as the copyright author and owner, Consultant hereby assigns to Celularity Consultant’s entire right, title, and interest in and to such works, including all copyrights therein.
g.
“Trade Secrets” include any information kept, owned or controlled by Celularity that provides Celularity with an advantage over competitors who do not have that information. Trade Secrets are valuable because they are not publicly known. Trade Secrets lose their value if they are publicly disclosed. Therefore, Celularity actively guards the secrecy of its Trade Secrets by limiting access to them and requiring anyone granted access to agree in writing to maintain the confidentiality of the information. In addition to any other rights provided herein, Consultant hereby represents and warrants that:
i.
Consultant has read Celularity’s Trade Secret Policy attached hereto as Exhibit A; and
ii.
Consultant fully understands the content of the same; and agrees to act in accordance with Celularity’s Trade Secret Policy.
6.
Notice Regarding Compelled Disclosure. In the event Consultant is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information, Consultant hereby agrees to provide Celularity with prompt notice of such request(s) to enable Celularity to seek an appropriate protective order or pursue other authorized procedures to challenge the attempt to compel disclosure. Consultant hereby agrees to cooperate with Celularity, at Celularity’s expense, in its efforts to challenge such compelled disclosure.

7.
Indemnification. Consultant agrees to defend, indemnify, and hold harmless Celularity and its directors, officers, agents, employees, subsidiaries, and affiliates from and against any claim, action, proceeding, liability, loss, damage, cost, or expense (including, without limitation, attorneys’ fees), arising out of any actual breach of this Agreement resulting in a claim for injury or damages to any person or persons unless such claim was the result of Celularity’s gross negligence or willful misconduct. However, the amount of the Consultant’s indemnification shall not exceed the total amount of compensation received by Consultant under this Agreement.
8.
Acknowledgment and Use of Name. In no event shall any Services rendered by Consultant for Celularity hereunder entitle Consultant to any ownership or economic interest in any intellectual property of Celularity, all of which shall remain the sole and exclusive property of Celularity. Consultant agrees that Celularity may use Consultant’s name, affiliation and brief biography in company information. Consultant agrees that Celularity may use the Consultant’s name, affiliation, and/or biography without advance written permission from Consultant. The use of Consultant’s name, affiliation, and/or biography includes, but is not limited to, Celularity press releases; Celularity’s website; printed materials; discussions or exchanges with a potential business partner, investor, affiliate or collaborator; and endorsement of any Celularity programs, plans, products, or services; and includes quotations made by the Consultant in any Celularity company materials. Celularity also may use the Consultant’s name, affiliation, and/or biography in a manner not specifically listed in the preceding sentence without obtaining Consultant’s advance written permission.

9.
Term. This Agreement shall be effective upon full execution of this Agreement and shall continue in full force and effect for six (6) months from the Effective Date, or until earlier terminated by either party upon sixty (60) days’ advance written notice to the other party, for any reason, with or without cause (the “Initial Term”). This Agreement shall automatically renew for one additional six (6) month term (the “Renewal Term” and collectively with the Initial Term, the “Term”) unless either party provides notice of non-renewal no later than thirty (30) days prior to the commencement of the Renewal Term. Celularity shall only be obligated to pay the consulting fees and reimbursable expenses to Consultant, as per the terms of this Agreement, for pre-approved Services performed prior to the date of expiration or termination of this Agreement. The confidentiality provisions of this Agreement shall survive its termination or expiration for a period of five (5) years thereafter (except with respect Trade Secrets, which shall be held in confidence for so long as they are protected under applicable law of trade secrets).
10.
Other Work. Celularity recognizes and agrees that Consultant may perform services for other third parties, provided that such services do not represent a conflict of interest or a breach of the Consultant’s fiduciary duty to Celularity. Notwithstanding the foregoing, Consultant has not entered into, and agrees that Consultant will not enter into, any agreement either written or oral in conflict herewith. In the event that Consultant terminates the engagement with Celularity, Consultant hereby consents to the notification of the new employer or client, if in the same line of business as Celularity, of Consultant’s rights and obligations under this Agreement.
11.
No Employee Benefits. Consultant shall not be eligible to participate in any of Celularity’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. Celularity shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage or any other statutory benefit to the Consultant. The Consultant shall comply, at Consultant’s expense, with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, OSHA regulations, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.
12.
Non-solicitation and Non-circumvention.
a.
During the term of this Agreement and for a period of two (2) years thereafter, neither party (on behalf of such party or any other third party) will, without the prior written consent of the other party, knowingly hire, attempt to hire, or solicit the employment of any employee or officer of the other party or any affiliated company of the same or otherwise interfere with the employment relationship between Celularity or Consultant, as the case may be, and any of their respective employees or officers. Consultant hereby acknowledges that Celularity may identify certain persons and entities with respect to its actual, proposed or potential business plans and opportunities, including, without limitation, actual, proposed or potential customers, clients, consultants, advisors, contractors or other third parties that may give rise to, or be involved in, the business plans and/or opportunities of Celularity and its affiliated companies (collectively, the “Business”).
b.
In consideration therefor, Consultant agrees that, during the term of this Agreement and for a period of one (1) year thereafter, Consultant shall not, directly or indirectly, on Consultant’s own behalf or on behalf of any other third party, circumvent, frustrate or hinder any actual, proposed or potential Business in any manner whatsoever, including, without limitation, by (i) selling to any customer of Celularity, or soliciting any customer for the purpose of selling to such customer, services substantially similar as those that are offered or may be offered by Celularity; or (ii) contacting, dealing, employing or otherwise becoming involved in any transaction with any customer of Celularity; (iii) sharing any knowledge of the Business to any third party that may use the same to compete with the Business; (iv) aiding, assisting and otherwise facilitating one or more third parties with the formation of any company or entity that would compete with the Business; or (v) otherwise contacting, dealing or otherwise becoming involved in any transaction with any third party relating to or arising out of the Business.
c.
Notwithstanding the foregoing, nothing in this Section shall prevent Consultant from working with any third party on matters that do not relate to the Business. Celularity shall be entitled to receive any gain obtained by Consultant in breach of the foregoing covenants. The parties agree that for the purposes of this Agreement, a customer is any person or entity to which Celularity has provided goods or services at any time during the period commencing six (6) months prior to the date on which the engagement with Celularity began and ending on the date of termination of the engagement with Celularity.
13.
Equitable Remedies. The parties recognize that irreparable injury will result to Celularity if Consultant breaches the confidentiality or intellectual property provisions of this Agreement, and Consultant hereby agrees that Celularity shall be entitled, in addition to any other remedies, damages and relief as may be available under applicable law, to seek an injunction prohibiting Consultant from engaging in any such act, or to specifically enforce this Agreement.
14.
Enforcement of rights. It is understood and agreed that no failure or delay by a party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.
15.
Survival. The provisions of Sections 4, 5, 6, 7, 9, 12, 13, 14, 16 and 17 shall survive the termination of this Agreement.
16.
Publication. Celularity may want to publish, or make public, certain information generated or created, in part or in whole, by Consultant. Consultant agrees to cooperate with Celularity in such publication and Consultant will be considered for co-authorship, as appropriate.
17.
General Terms.
a.
Assignment. This Agreement is unique as to Consultant and shall not be assigned or transferred by Consultant without the prior written consent of Celularity. It is understood and agreed that Celularity shall have the right to assign this Agreement to any successor to all or substantially all of its assets and business by dissolution, merger, consolidation, transfer of assets or otherwise, or to any direct or indirect subsidiary of Celularity.
b.
Severability. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect. This Agreement is the result of negotiations between the parties, each of whom shall be deemed to have drawn this Agreement. No negative interference or interpretation shall be made by a court against the draftsman of this Agreement.
c.
Governing Law. The terms of this Agreement shall in all respects be governed by, construed, and interpreted in accordance with the laws of the State of New Jersey, without giving effect to its conflicts of laws, principles or rules. Except for actions seeking injunctive relief (which may be brought in any appropriate jurisdiction) suit under this Agreement shall only be brought in a court of competent jurisdiction in the State of New Jersey. This choice of venue is intended by the parties to be mandatory and not permissive in nature, and to preclude the possibility of litigation between the parties with respect to, or arising out of, this Agreement in any jurisdiction other than that specified in this Section. Each party waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section.
d.
Miscellaneous. The Agreement constitutes the entire agreement between the parties regarding the subject matter set forth herein and may only be modified in writing and signed by an authorized representative of both parties. All waivers hereunder must be made in writing by a duly authorized representative of the party against whom the waiver is to operate. Neither party shall, expressly or by implication, represent themselves as having, any authority to make contracts in the name of or binding on the other, or to obligate or bind the other in any manner whatsoever.
e.
Notices. Any notices under this Agreement must be in writing, may be emailed to recipient’s email address, telegraphed, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The address of the parties for the receipt of notice shall be as set forth on the first page hereof. Notice to Celularity shall be addressed “Attn: General Counsel.” Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.
f.
Counterparts. This Agreement may be executed in one or more counterparts, each of which may be signed and transmitted via facsimile or email with the same validity as if it were an ink-signed document.

In Witness Whereof, the parties hereto have caused this Agreement to be effective as of the date first set forth above.

CELULARITY INC.

By: /s/ Robert J. Hariri

Name: Robert J. Hariri, MD, PhD

Title: CEO

Date: 9/21/2022

CONSULTANT

By: /s/ Andrew L. Pecora

Name: Andrew L. Pecora, MD

Date: 8/23/2022

Exhibit A

Celularity Trade Secret Policy

1.
Purpose

1.1.
This Trade Secret Policy enables Celularity, Inc., including all its subsidiaries and affiliates (collectively “Celularity” or the “Company”), to identify and protect its trade secrets. Celularity considers certain private business information to be “trade secrets.” This Policy enables Celularity to identify, restrict access to, and control the use of its trade secrets, and to take steps to ensure they remain classified. This Policy is intended to assist Celularity officers, directors, managers and employees, as well as third-party consultants and independent contractors who work on Celularity’s behalf, with their obligations to identify and protect Celularity trade secrets.

2.
Scope
2.1.
This Policy applies to all Celularity officers, directors, managers, employees and Celularity affiliated workers, as well as third-party consultants and independent contractors who work on Celularity’s behalf.

3.
Responsibilities

3.1.
Celularity senior management is responsible for ensuring compliance with this Policy.

3.2.
All Colleagues, third-party consultants and independent contractors working on Celularity’s behalf must comply with this Policy.

3.3.
Every Celularity officer, director, manager, employee, and third-party consultant and independent contractor who work on Celularity’s behalf, with access to Celularity trade secrets are responsible for complying with this Policy.

4.
Policy
4.1.
Definition of a Trade Secret
4.1.1.
A trade secret may be generally defined as information that: (a) is the subject of reasonable measures to maintain its secrecy; and (b) derives independent economic value from not being generally known to, and not being readily ascertainable by proper means by, the public.

4.2.
Examples of Celularity Trade Secrets
4.2.1.
Trade secrets may include, but need not be limited to, information relating to;
•
Intellectual property, such as unpublished patent, trademark or copyright applications, or invention disclosures.
•
Research and development activities and results, such as formulas, products and materials used in their creation (e.g., prototypes, biological samples, cell products and samples or materials derived therefrom), processes, laboratory notebooks, experiments and experimental data, analytical data, calculations, drawings, vendor/supplier information, reports, know-how and negative know-how (i.e., what does not work), new product development, clinical study protocols, results and associated data.

•
Manufacturing, such as processes, costs, or vendor/supplier information.
•
Marketing, such as promotional plans, market studies or reports.
•
Any non-public information provided to the Food and Drug Administration.
•
Sales or finance, such as budgets, forecasts, product costs and margins, promotional plans, operating reports, profit and loss statements, call reports, competitive intelligence, or proprietary customer information (e.g., customer lists, pricing information; customer needs); or
•
Quality assurance and control, such as procedures, manuals, or records.
4.2.2.
Tools (e.g., hardware, software, know-how, assays, micro-organisms, biological media) useful or necessary for performing research;
4.2.3.
Information and results concerning research projects or other activities that have led Celularity to the conclusion that a particular approach does not work, is not worth pursuing or will not be pursued; or
4.2.4.
Non-public financial and budgeting information and non-public information about joint ventures, licensing arrangements, strategic alliances, acquisitions, divestitures or similar transactions under consideration or in effect.
4.2.5.
In addition, trade secrets can comprise a collection of generally known facts where the collection of those facts is not generally known. Finally, trade secrets need not be patentable.

4.3.
Treatment of Celularity Trade Secrets
4.3.1.
Celularity requires that its employees take reasonable steps to maintain the secrecy of trade secrets. Reasonable steps may include, by way of illustration, and not limitation:
•
Limiting Third Party Access to Celularity Trade Secrets. Providing access to trade secrets only when necessary to advance a business purpose and then, only subject to the receiving party’s executing a confidential disclosure agreement (CDA) having a term appropriate for the trade secret (e.g., no expiration for trade secrets considered critical) and by which the receiving party agrees to be bound by obligations of confidentiality and use with regard to the trade secret. Information regarding obtaining a CDA can be acquired by contacting Legal.
•
Controlling Access to Celularity Locations. Controlling or preventing access to locations using CDAs, escorts, security badges, guards, gates, and the like.
•
Documents. Ensuring that documents containing trade secrets are kept in a secured location. Marking documents containing trade secrets, including electronic records, conspicuously with the words such as “CONFIDENTIAL” or “PROPRIETARY” or similar such markings; recognizing, however, that even without such markings such information may constitute trade secrets. Restricting the copying or photocopying of trade secrets to an “as needed” basis and disposing of any document containing a trade secret through shredding or other destructive means and restricting access to such shredded or destroyed material.
•
Computers. Restricting access to electronically stored trade secrets by password protection or other appropriate security measures. Changing your passwords regularly. Prohibiting others from downloading trade secret information. Restricting transmission of trade secrets except under a CDA and transmitting trade secrets in a secure manner (e.g., encrypted methods).

•
Celularity Employees. Trade secrets may only be made available to Celularity employees on a “need to know” basis. Celularity employees should treat all non- public information about Celularity as a Company trade secret unless otherwise instructed by Legal.
•
Third Party Confidential Information. On occasion, Celularity receives confidential information of third parties. Before using or disclosing such information, even internally, it is important to understand Celularity’s obligation to these third parties and the Company’s use of their confidential information. In addition, certain circumstances may require special treatment or procedures for particular types of information. Consult with Legal for suggestions.
4.3.2.
Celularity employees and independent contractors may not take any action that would infringe on the rights of third parties. Celularity employees and independent contractors are prohibited from disclosing to Celularity, or using for Celularity’s benefit, any trade secret belonging to any third party without the written consent of that third party.
4.3.3.
In the event an employee or independent contractor is subject to a non-disclosure or other agreement with respect to the proprietary rights with a former employer, the Celularity employee or independent contractor must strictly comply with any such agreement.

4.4.
Disclosure of Celularity Trade Secrets
4.4.1.
Trade secrets may be disclosed outside of Celularity only in connection with a legitimate business purpose. In these instances, trade secrets may only be disclosed outside of Celularity under the protection of a CDA prepared or approved by Celularity and signed by Legal and the intended recipient of the trade secret; and
4.4.2.
Where disclosure of trade secrets is required in connection with government approval (in which case the governmental entity may refuse to sign a CDA), disclosure of such trade secrets must be first approved by Legal and must be accompanied by a statement identifying the confidential status of the trade secrets being disclosed.

4.5.
Procedure for Identifying and Cataloguing Celularity Trade Secrets
4.5.1.
Celularity conducts regular audits to identify and catalogue trade secrets. The specific activities undertaken during an audit may vary and are undertaken to ensure compliance with this Policy.

4.6.
Measures That May be Implemented
4.6.1.
Access to any Celularity facility should be permitted only after the visiting party has signed a CDA and access should be limited to only areas of the location necessary to further a legitimate business purpose. Non-Celularity personnel must be accompanied by Celularity personnel at all times. In certain cases, the names and affiliations of potential visitors may need to be submitted and cleared in advance.
4.6.2.
The use of cameras (including cellphones with cameras), audio or visual recorders of any kind, is not permitted in any Celularity location without express written authorization of Legal.
4.6.3.
Visitors are not to make sketches or any diagrammatic representations of the layout, configuration, design, equipment, etc. of anything related to Celularity during a visit.
4.6.4.
Visitors are not permitted to take samples of any Celularity product unless such sample is covered by a CDA.
4.6.5.
Visitors shall be required to leave all bags, briefcases, purses, etc., prior to entry onto a factory floor or into a laboratory.

4.7.
Newly Hired Employees
4.7.1.
This Policy shall be specifically referenced in the Confidential Information & Intellectual Property Agreement signed by all newly hired Celularity employees. In addition, a copy of this Policy shall be provided to each new hire.

4.8.
Departing Employees
4.8.1.
As part of a termination or voluntary departure from Celularity, the departing Celularity employee shall be reminded of their continuing obligations of confidentiality to Celularity with regard to trade secrets and other confidential information of Celularity.

5.
Notice

5.1.
Pursuant to the Defend Trade Secrets Act of 2016, an employee may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made:
5.1.1.
in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and
5.1.2.
solely for the purpose of reporting or investigating a suspected violation of law; or
5.1.3.
in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

5.2.
Further, an employee who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's trade secrets to the attorney and use the trade secret information in the court proceeding if the individual:
5.2.1.
files any document containing the trade secret and
5.2.2.
does not disclose the trade secret except pursuant to court order.

6.
Policy Revision

6.1.
This Policy shall be revised as necessary, as determined by Celularity at its sole discretion.

7.
Related Documents and Attachments

•
Confidential Information & Intellectual Property Agreement

8.
References

•
Defend Trade Secrets Act of 2016

9.
Definitions/Abbreviations

Term	Definition
Affiliated Worker

Non-permanent personnel who are used when business needs require additional resources for specific temporary projects or when current skill gaps or shortages exist. This includes, without limitation, consultants, temporary workers, contractors and vendors providing services on behalf of Celularity pursuant to a valid fee-for-services agreement.

Colleague

A person who is hired for a wage, salary, fee or payment to perform work for Celularity, including all directors, officers, managers, employees and agents of Celularity. For the purposes of this Policy, Affiliated Workers are considered Colleagues.

Third Party	A non-Celularity organization such as a Celularity partner, vendor and/or supplier that has a business relationship with Celularity providing businesses and services to or on behalf of Celularity.
Trade Secret

A trade secret may be generally defined as information that: (a) is the subject of reasonable measures to maintain its secrecy; and (b) derives independent economic value from not being generally known to, and not being readily ascertainable by proper means by, the public.